Exhibit 99.1


JOINT FILING AGREEMENT

The undersigned hereby agree that the amended Schedule 13G with respect to the Common Stock of Five Star Quality Care, Inc., dated as of December 31, 2014, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.

February 11, 2015
__________________________
 (Date)


WILLIAM F. THOMAS

/s/ William F. Thomas
__________________________
 (Signature)


ROBERT D. THOMAS

/s/ Robert D. Thomas
__________________________
 (Signature)